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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the financial statements of Globex Energy, Inc. dated April 19, 2001, and to all references to our Firm included in or made a part of this registration statement.
                                       /s/ ARTHUR ANDERSEN LLP

                                       ARTHUR ANDERSEN LLP

Houston, Texas
June 29, 2001